UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

LaSalle Hotel Properties (NYSE:LHO) today announced that its board of trustees appointed Bruce A. Riggins as Executive Vice President, Chief Financial Officer and Secretary, effective when he joins the company on or about January 24, 2011. Since 2006, Mr. Riggins has been the Chief Financial Officer of Interstate Hotels & Resorts, Inc., a hotel company that was publicly traded until 2010. From 2005 to 2006, he was Chief Financial Officer for Innkeepers USA Trust, a hotel company that was then publicly traded. Prior to joining Innkeepers USA Trust, Mr. Riggins served in various financial roles at Interstate Hotels & Resorts, Inc. and MeriStar Hospitality Corporation. Mr. Riggins, 38, received a B.S. from Virginia Polytechnic Institute and State University (Virginia Tech).

Compensation

In connection with the appointment of Mr. Riggins as Executive Vice President, Chief Financial Officer and Secretary, the board of trustees approved the following cash compensation for Mr. Riggins, effective as of his first day of employment with the company:

•	a base salary for 2011 at an annual rate of $375,000;

•	an annual cash incentive target bonus for 2011 of $225,000; and

•	a signing bonus of $140,000.

The annual cash incentive bonus will be paid in accordance with the company’s customary practices, as more fully described in the company’s annual meeting proxy statement filed with the Securities and Exchange Commission on March 11, 2010.

The board of trustees also approved the following time-based equity awards in connection with the appointment of Mr. Riggins:

•	an award of restricted shares equivalent to $250,000; and

•	a second award of restricted shares equivalent to $300,000.

The number of shares awarded will be determined by dividing the cash equivalent of each award by the per-share closing price on the New York Stock Exchange of the company’s common shares on the date before Mr. Riggins starts his employment with the company. Each award will vest approximately one-third of the total award on January 1, 2012, 2013 and 2014. Mr. Riggins will be entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.

In addition, the board of trustees approved an award of performance-based restricted shares to Mr. Riggins equivalent to $250,000 with the following terms:

•

The target number of shares awarded will be determined by dividing $250,000 by the per-share closing price on the New York Stock Exchange of the company’s common shares on the date before Mr. Riggins starts his employment with the company.

•

The actual amount of the award will be determined on January 1, 2014, and will depend on the “total return” of the company’s common shares over a three-year period, beginning with the per-share closing price on the New York Stock Exchange of the company’s common shares on December 31, 2010, and ending with the per-share closing price on the New York Stock Exchange of the company’s common shares on December 31, 2013. Mr. Riggins may actually receive as few as zero shares and as many as twice the target number of shares.

•

One-third of the award will be based on the company’s “total return” (as defined below) compared to the total return of the companies in the NAREIT Equity Index. One-third of the award will be based on the company’s total return compared to the total return of companies in a designated peer group of the company and included in the NAREIT Equity Index. One-third of the award will be based on the amount of the company’s total return compared to a board-established total return goal.

•

“Total return” is as calculated by the NAREIT Equity Index and is the increase in the market price of a company’s common shares plus dividends declared thereon and assuming such dividends are reinvested.

•

After the actual amount of the award is determined (or earned) on January 1, 2014, the earned shares will be issued and outstanding but a portion will be subject to further vesting. Approximately one-third of the earned amount will vest immediately on January 1, 2014, and the remaining two-thirds will vest in equal amounts on January 1, 2015 and January 1, 2016.

•

Dividends will be deemed to have accrued on all of the earned shares, including those shares subject to further vesting, from December 31, 2010, until the determination date, January 1, 2014. Such accrued dividends will be paid to Mr. Riggins on or about January 1, 2014. Thereafter, Mr. Riggins is entitled to receive dividends as declared and paid on the earned shares and to vote the shares, including those shares subject to further vesting.

The equity awards to Mr. Riggins will vest under certain circumstances and on terms similar to the equity awards to the company’s other executive officers as described in the company’s annual meeting proxy statement filed with the Securities and Exchange Commission on March 11, 2010, which description under “Severance Agreements, Equity Award Vesting and Other Termination Policies” is incorporated by reference herein.

Severance Agreement

The company will enter into a severance agreement with Mr. Riggins effective as of his start date at the company to provide benefits in the event his employment is terminated in certain circumstances. The terms of his severance agreement are substantially similar to the terms of the severance agreement of the company’s Executive Vice President and Chief Operating Officer, Alfred L. Young, Jr., as described in the company’s annual meeting proxy statement filed with the Securities and Exchange Commission on March 11, 2010, which description under “Severance Agreements, Equity Award Vesting and Other Termination Policies—Severance Agreements” is incorporated by reference herein. The company anticipates that until about April 2014, in calculating any lump sum cash payment under his severance agreement based on an average of bonuses paid over the three prior years, the target amount of the annual cash incentive bonus of Mr. Riggins will be used for any year or years for which an actual bonus had not been paid because Mr. Riggins was not employed long enough to be eligible to receive a bonus (i.e., if he had not been employed long enough to have been eligible to receive a bonus for the prior three years).

As a condition of any severance payment and related benefits described above, the company expects that Mr. Riggins will agree to a general release of any and all claims relating to his employment. In addition, the company expects that he will agree, for a one-year period, not to solicit, hire or recruit employees or trustees of the company either directly or indirectly for his own account or for another party.

Indemnification Agreement

The company will enter into an indemnification agreement with Mr. Riggins effective as of his start date at the company that will require indemnification to the fullest extent now or hereafter permitted by Maryland law, as amended from time to time. The terms of his indemnification agreement will be substantially similar to the terms of the indemnification agreements between the company and other of its executive officers as described on the company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2008, which description is incorporated by reference herein.

Other Benefits

Mr. Riggins will be entitled to health, dental, life and disability insurance benefits, participation in the company’s 401(k) plan and other company benefits available to all company employees.

The company expects that on or before his first day of employment with the company, Mr. Riggins will execute agreements memorializing the terms described herein with respect to his equity awards, severance terms and indemnification rights.

At-Will Arrangement

The employment relationship of Mr. Riggins with the company will be on an at-will basis.

Departure of Hans S. Weger

Effective the date Mr. Riggins starts his employment with the company, the employment of Hans S. Weger, the company’s existing Executive Vice President and Chief Financial Officer, will terminate on terms and conditions previously disclosed.

ITEM 7.01. REGULATION FD DISCLOSURE.

Pursuant to a press release on January 5, 2011, the company announced the appointment of Bruce A. Riggins as Executive Vice President and Chief Financial Officer of the company effective when he joins the company on or about January 24, 2011. A copy of the press release is furnished as an exhibit to this report.

Pursuant to the same press release, the company also announced the promotion of Kenneth G. Fuller to Treasurer effective immediately. Mr. Fuller has been with the company since 2000.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Description

10.1	Offer letter to Bruce A. Riggins

99.1	Press release dated January 5, 2011, issued by LaSalle Hotel Properties

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Forward-Looking Statements

This current report on Form 8-K and any exhibits to this report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this report and its accompanying exhibits include, among others, statements about Mr. Riggins’s expected start date with the company and the terms and conditions of his compensation package, severance terms and indemnification rights. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the company’s control and which could materially affect actual results, performances or achievements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: January 5, 2011	By:	/s/ Michael D. Barnello
Michael D. Barnello
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter to Bruce A. Riggins

99.1	Press release dated January 5, 2011, issued by LaSalle Hotel Properties